                                                                     Exhibit 4.3


FORMED UNDER THE LAWS                       COMMON SHARES OF BENEFICIAL INTEREST
OF THE STATE OF MARYLAND
                                                       Par Value $1.00

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|        Number        |                                |        Shares        |
|                      |                                |                      |
|                      |                                |                      |
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THIS CERTIFICATE IS TRANSFERABLE IN                   CUSIP 039581 10 3
NEW YORK, NY AND RIDGEFIELD PARK, NJ
                                                SEE REVERSE FOR IMPORTANT NOTICE
                                                  ON TRANSFER RESTRICTIONS AND
                                                        OTHER INFORMATION



                               [ARCHSTONE LOGO]




                          ARCHSTONE COMMUNITIES TRUST


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|                                                                              |
| This Certifies that                                                          |
|                                                                              |
|                                                                              |
|                                                                              |
| is the owner of                                                              |
|                                                                              |
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     Fully paid and non-assessable common shares of beneficial interest, $1.00 par value per share, of Archstone Communities Trust, a real estate investment trust formed under the laws of the State of Maryland (the "Trust") transferable only on the books of the Trust by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The Common Shares evidenced by this Certificate are subject to the Bylaws of the Trust and the Amended and Restated Declaration of Trust, dated as of June 30, 1998 (the "Declaration of Trust"), such as amended from time to time, such Declaration of Trust being filed and of record with the State Department of Assessments and Taxation of Maryland and is hereby incorporated and made a part of this Certificate. The holder hereof has no interest, legal or equitable, in any specific property of the Trust.

     This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.


Dated:

                     [SEAL OF ARCHSTONE COMMUNITIES TRUST]


/s/  Jeffrey A. Klopf                                    /s/  Constance B. Moore

            SECRETARY                                                CO-CHAIRMAN


          COUNTERSIGNED AND REGISTERED
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                          TRANSFER AGENT AND REGISTRAR
          BY

                                                  AUTHORIZED SIGNATURE

                               IMPORTANT NOTICE
                               ----------------

                          ARCHSTONE COMMUNITIES TRUST

     THE DECLARATION OF TRUST ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND SETS FORTH A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES. THE TRUST WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF SHARES WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

     The securities represented by this Certificate are subject to restrictions on ownership and transfer for purposes of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, no Person may beneficially own shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees) of the number or value of the outstanding shares of the Trust (unless such Person is an Existing Holder or an Excluded Holder). Any Person who attempts or proposes to beneficially own shares in excess of the above limitations must notify the Trust in writing at least 30 days prior to such proposed or attempted Transfer. In addition, share ownership by and transfers of shares to non-U.S. persons are certain tenants of the Trust are subject to certain restrictions. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary. Unless otherwise indicated, all capitalized terms in this legend have the meanings defined in the Declaration of Trust, a copy of which, including the restrictions on transfer, shall be furnished to each Shareholder on request and without charge.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM -- as tenants in common
          TEN ENT -- as tenants by the entireties
           JT TEN -- as joint tenants with the right of survivorship and not as tenants in common


UNIF GIFT MIN ACT -- __________________________________________________________
                                 (Cust)                     (Minor)

                     under Uniform Gifts to Minors Act

                     __________________________________________________________
                                              (State)

 UNIF TRF MIN ACT -- __________________________________________________________
                                 (Cust)                     (Minor)

                     (until age ___) under Uniform Transfers to Minors Act

                     __________________________________________________________
                                              (State)

      Additional abbreviations may be used though not in the above list.

     For Value Received, _____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

_______________________________________________________________________________

_______________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________________

______________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated ________________________________

                                      _________________________________________
                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

     THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN PREFERRED SHARE PURCHASE RIGHTS (THE "RIGHTS"), AS SET FORTH IN A RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT"), DATED AS OF JULY 21, 1994, BETWEEN THE TRUST AND CHEMICAL BANK, AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE TRUST UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE TRUST WILL MAIL TO THE HOLDER OF THE CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR HELD BY ANY PERSON WHO IS, WAS, OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.